EMPIRE STATE REALTY TRUST RECEIVES EXPECTED NOTICE FROM NYSE RELATED TO DELAYED FILING OF QUARTERLY REPORT ON FORM 10-Q

New York, New York, August 19, 2024 -- Empire State Realty Trust, Inc. (NYSE: ESRT) (“ESRT”) and Empire State Realty OP, L.P. (“ESROP” and together with ESRT, the “Issuers”), today announced that, as previously disclosed in the Notification of Late Filing on Form 12b-25 filed by each Issuer with the Securities and Exchange Commission (“SEC”) on August 12, 2024, each Issuer has determined that it is unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Form 10-Q”) by the prescribed due date because subsequent to the filing of the Issuers’ Form 10-Ks for the period ended December 31, 2023, the filing of the Issuers’ Form 10-Qs for the quarterly period ended March 31, 2024 and the Issuers’ Q2 2024 earnings release and call, Ernst & Young LLP (“EY”), the Issuers’ independent registered public accounting firm, informed the Issuers that following EY’s internal post-audit quality review of its audit of the Issuers’ consolidated financial statements for the year ended December 31, 2023, EY had identified control deficiencies in the design of certain information technology general controls for the Issuers’ information systems and applications which were relevant to the preparation of consolidated financial statements as of December 31, 2023.

On August 15, 2024, ESRT received a notice (the “NYSE Notice”) from the New York Stock Exchange (“NYSE”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, ESRT is not in compliance with Section 802.01E of the NYSE Listed Company Manual (the “NYSE Listing Standard”), which requires timely filing of all required periodic financial reports with the SEC. On August 16, 2024, ESROP received a notice (the “NYSE Arca Notice” and together with the NYSE Notice, the “Notices”) from the NYSE Arca, Inc. (“NYSE Arca” and together with “NYSE,” the “Exchanges”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, ESROP is not in compliance with Rule 5.3-E(i)(1) of the NYSE Arca Listed Company Manual (the “NYSE Arca Listing Standard” and together with the NYSE Listing Standard, the “Listing Standards”), which requires timely filing of all required periodic financial reports with the SEC.

Each Notice indicates that the applicable Issuer can regain compliance with the applicable Listing Standard by filing such Issuer’s Form 10-Q within six months of the Form 10-Q’s filing due date. If either Issuer fails to file the Form 10-Q by such date, such Issuer may submit a request for the applicable Exchange’s consideration that allows such Issuer’s securities to trade for an additional six-month trading period. If such Exchange determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence pursuant to Section 804.00 of the NYSE Listed Company Manual or Rule 5.5-E(m) of the NYSE Arca Listed Company Manual, as applicable. If the applicable Exchange determines that an additional trading period of up to six months is appropriate and the applicable Issuer fails to regain compliance by the end of that period, suspension and delisting procedures for such Issuer will generally commence.

While the Issuers can provide no assurances as to timing, each Issuer is working diligently with EY to complete the assessment of the impacts of EY’s findings described above and plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Standard.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. As of June 30, 2024, ESRT’s portfolio is comprised of approximately 7.9 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the federal securities laws, including without limitation statements regarding each Issuer’s filing of the Form 10-Q and each Issuer’s ability to regain compliance with the applicable Listing Standards. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify these statements by use of words such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Issuers’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the risks and uncertainties detailed from time to time in the Issuers’ filings with the SEC and any failure of the conditions or events cited in this release. Except as may be required by law, the Issuers do not undertake a duty to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact:
Investors
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com
Category: FINANCIAL
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